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                                                                   EXHIBIT 10.52


                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (this "Agreement") is effective the 30th day of May, 1997, by and between Seitel, Inc., a Delaware corporation ("Seitel"), and Eagle Geophysical, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Seitel ("Eagle").

         WHEREAS, Seitel owns eleven thousand seven hundred twenty-eight (11,728) shares of the issued and outstanding ordinary shares of U.S. $0.001 (the "Shares") of Energy Research International, a Cayman Islands corporation ("ERI"), which shares constitute nineteen percent (19%) of the issued and outstanding capital stock of ERI; and

         WHEREAS, Seitel desires to contribute the Shares to Eagle as a capital contribution;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Seitel hereby contributes, as of the effective date of this Agreement, the Shares to Eagle as a capital contribution (the "Capital Contribution").

         2. Eagle, by its execution of this Agreement, acknowledges receipt of the Capital Contribution.

         3. Seitel hereby assigns to Eagle all of its rights under that certain Stock Purchase Agreement dated July 3, 1996 among Seitel, ERI and others (the "Stock Purchase Agreement") and that certain Repurchase and Credit Agreement dated November 15, 1996, between Seitel and ERI (the "Repurchase Agreement"), excluding any rights relating to, including but not limited to the right to receive payment under, that certain promissory note made by ERI and payable to Seitel in the original principal amount of $2,679,040.00 dated November 15, 1996 executed in connection with the Repurchase Agreement.

         4. Eagle hereby assumes all of Seitel's obligations under the Stock Purchase Agreement and the Repurchase Agreement, except for the obligations of Seitel under the Registration Rights Agreement (as such term is defined in the Stock Purchase Agreement).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                        SEITEL, INC.


                                        By: /s/ Paul A. Frame
                                                Paul A. Frame, President
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                                        EAGLE GEOPHYSICAL, INC.


                                        By: /s/ Jay N. Silverman
                                                Jay N. Silverman, President